UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2016

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Today, LendingClub Corporation (“Lending Club”) updated interest rates and loss projections applicable to standard program loans. Please find additional information in regards to these changes below.
Marketplace Levers
Lending Club monitors a variety of economic, credit and competitive indicators so that borrowers can benefit from meaningful savings compared to alternatives, and investors can continue to find attractive risk-adjusted returns compared to other fixed income investments or investment alternatives. The marketplace has a number of levers at its disposal to adjust to changing market conditions, including the ability to quickly adapt underwriting models and dynamically increase or decrease pricing to provide an appropriate level of loss coverage to investors.
Prudent Take on the Economy
Over the past few months the Lending Club marketplace has made a number of proactive changes to reflect the general evolution of interest rates and prepare for a potential slowdown in the economy. Interest rates were raised by 25 bps in late 2015 in response to the Federal Reserve’s decision to raise the Fed Funds Rate by the same amount, and then again by an average of 32 bps in January to provide more loss coverage to investors in the event of a possible slowdown in the economy. These rate changes primarily impacted more economically sensitive grades (D through G).
Since January, we have continued to observe mixed economic data that cause us to remain cautious in our overall credit performance outlook. Among other indicators, GDP growth is now estimated to have been barely positive in the first quarter.
Ongoing Performance Monitoring
In addition to monitoring overall economic conditions, we closely monitor loan performance by grade and vintage. To date, Grades A to C have continued to perform consistent with our expectations. In some higher risk grades in early 2016, we identified some underperforming pockets of loans and made modifications to pricing and credit policies accordingly. The population eliminated from the credit policy represents slightly less than 5% of loan volume (annualized based on Q4 2015), and was mainly characterized by high indebtedness, an increased propensity to accumulate debt and lower credit scores.
Updating Loss Forecasts and Interest Rates
Effective April 20, 2016 Lending Club is updating loss forecasts and increasing interest rates by a weighted average total of 23 bps, concentrated in Grades D through G. The new loss forecasts and interest rate revisions released today incorporate both the impact of underperforming pockets and our prudent stance on the economic outlook.
Cumulatively since November, the rate changes and loss forecasts revisions have resulted in marginally higher return projections in economically sensitive Grades E through G, offering more loss coverage to investors, and marginally lower return projections in Grades A through D. See the tables and footnotes below for additional detail.
Current Projected Returns as of April 20, 2016
36-Month & 60-Month Standard Program Loans

Projected Investor Returns (1),(3)
A	4.18%
B	5.34%
C	6.44%
D	7.15%
E	8.50%
F	10.11%
G	12.19%

Interest Rates as of April 20, 2016
36-Month & 60-Month Standard Program Loans

	Previous Average Interest Rate	Updated Average Interest Rate	Change
A	6.74%	6.74%	—%
B	9.96%	9.96%	—%
C	13.57%	13.57%	—%
D	17.84%	17.91%	0.07%
E	21.11%	22.89%	1.78%
F	24.50%	25.70%	1.20%
G	28.08%	29.17%	1.09%

Net Impact of Cumulative Changes
36-Month Loans

	% of Standard Program 36-Mo Volume as of Q4 2015	Interest Rate as of Nov-15	Interest Rate as of Apr-16	Net Change in Interest Rates (Nov-15 vs. Apr-16)	Annualized Net Credit Loss as of Nov-15(2)	Annualized Net Credit Loss as of Apr-16(2)	Net Change in ANCL (Nov-15 vs. Apr-16)(2)	Net Change in Projected Investor Returns (Nov-15 vs. Apr-16)(1)
A	28.08%	6.61%	6.68%	0.07%	1.50%	1.72%	0.22%	(0.15)%
B	34.95%	9.87%	9.95%	0.07%	3.43%	3.75%	0.32%	(0.24)%
C	24.92%	13.01%	13.45%	0.44%	5.53%	6.39%	0.86%	(0.41)%
D	9.25%	16.60%	17.75%	1.14%	8.15%	10.01%	1.86%	(0.71)%
E	2.40%	18.95%	22.58%	3.64%	10.56%	14.12%	3.56%	0.08%
F	0.33%	23.56%	25.72%	2.16%	13.52%	15.59%	2.07%	0.10%
G	0.08%	27.56%	29.15%	1.59%	14.62%	15.61%	0.99%	0.60%

60-Month Loans

	% of Standard Program 60-Mo Volume as of Q4 2015	Interest Rate as of Nov-15	Interest Rate as of Apr-16	Net Change in Interest Rates (Nov-15 vs. Apr-16)	Annualized Net Credit Loss as of Nov-15(2)	Annualized Net Credit Loss as of Apr-16(2)	Net Change in ANCL (Nov-15 vs. Apr-16)(2)	Net Change in Projected Investor Returns (Nov-15 vs. Apr-16)(1)
A	2.50%	7.50%	7.55%	0.05%	1.78%	1.96%	0.18%	(0.12)%
B	18.17%	9.92%	9.99%	0.07%	3.24%	3.49%	0.25%	(0.18)%
C	33.46%	13.21%	13.73%	0.52%	4.16%	5.37%	1.21%	(0.69)%
D	21.68%	16.80%	18.06%	1.26%	6.73%	8.36%	1.63%	(0.37)%
E	17.58%	19.21%	22.98%	3.77%	8.62%	11.60%	2.98%	0.79%
F	5.50%	23.48%	25.70%	2.22%	11.59%	12.92%	1.33%	0.89%
G	1.12%	27.58%	29.17%	1.60%	12.80%	12.70%	(0.10)%	1.70%

(1)
Projected returns are provided as an informational tool, are not a promise of future expected returns and should not be relied upon. Projected returns have been calculated by Lending Club as of April 2016, and are based on Lending Club’s assumptions regarding future interest rates, prepayment rates, delinquency rates and charge-off rates, among other things. Actual returns may differ materially from projected returns if Lending Club’s assumptions regarding such rates are different from actual future rates or if there are changes in other market conditions. Actual returns experienced by any individual portfolio may be impacted by, among other things, the size and diversity of the portfolio, its exposure to particular loans, borrowers, or groups of loans or borrowers, as well as macroeconomic conditions.

(2)
ANCL stands for “Annualized Net Credit Loss” (also known as projected charge-offs). Projected charge-offs vary by loan grade and are based on historical data, expected performance, macroeconomic conditions and other factors. Projected charge-offs are provided as an informational tool, are not a promise of future expected charge-offs and should not be relied upon.

(3)	Projected returns calculated based on grade and maturity mix as of Q1 2016.

In summary, while we continue to see overall solid performance on the marketplace, we continue to anticipate and adapt to broader economic conditions by adjusting rates and credit policy to best reflect the wealth of data from borrowers as well as economic expectations, enabling us to continue to provide both borrowers and investors with competitive interest rates and returns.

The information furnished with this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
Effective April 20, 2016, Lending Club changed the interest rates assigned to standard program loans on its platform in loan grades D5 through G5. Set forth below is a chart showing the interest rates assigned to standard program loans for each of the Lending Club loan grades.

Loan Grade	Interest Rate
A1	5.32%
A2	6.49%
A3	6.97%
A4	7.39%
A5	7.89%
B1	8.39%
B2	9.16%
B3	9.75%
B4	10.75%
B5	11.47%
C1	11.99%
C2	12.99%
C3	13.67%
C4	14.46%
C5	15.31%
D1	16.29%
D2	17.27%
D3	18.25%
D4	18.99%
D5	19.99%
E1	20.99%
E2	22.35%
E3	23.32%
E4	23.99%
E5	24.99%
F1	25.11%
F2	25.44%
F3	25.65%
F4	26.14%
F5	27.34%
G1	28.18%
G2	28.88%
G3	29.67%
G4	29.96%
G5	30.99%

Illustration of Servicing Fee and Annual Returns for Fully Performing Loans of Each Loan Grade
The following tables illustrate hypothetical annual return information with respect to our Member Payment Dependent Notes, grouped by Lending Club grade and term. The information in these tables is not based on actual results for investors and is presented only to illustrate the effects of Lending Club’s 1.00% servicing fee by grade on hypothetical annual Member Payment Dependent Note returns. By column, each table presents:
•loan grades;
•the annual stated interest rate;

•	the reduction in the annual return due to Lending Club's 1.00% servicing fee on both interest and principal payments; and
•the hypothetical annual returns on Notes, net of Lending Club's servicing fee.

Three Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.67%	4.65%
A2	6.49%	0.68%	5.81%
A3	6.97%	0.68%	6.29%
A4	7.39%	0.68%	6.71%
A5	7.89%	0.68%	7.21%
B1	8.39%	0.68%	7.71%
B2	9.16%	0.69%	8.47%
B3	9.75%	0.69%	9.06%
B4	10.75%	0.69%	10.06%
B5	11.47%	0.70%	10.77%
C1	11.99%	0.70%	11.29%
C2	12.99%	0.70%	12.29%
C3	13.67%	0.70%	12.97%
C4	14.46%	0.71%	13.75%
C5	15.31%	0.71%	14.60%
D1	16.29%	0.72%	15.57%
D2	17.27%	0.72%	16.55%
D3	18.25%	0.72%	17.53%
D4	18.99%	0.73%	18.26%
D5	19.99%	0.73%	19.26%
E1	20.99%	0.74%	20.25%
E2	22.35%	0.74%	21.61%
E3	23.32%	0.75%	22.57%
E4	23.99%	0.75%	23.24%
E5	24.99%	0.75%	24.24%
F1	25.11%	0.75%	24.36%
F2	25.44%	0.76%	24.68%
F3	25.65%	0.76%	24.89%
F4	26.14%	0.76%	25.38%
F5	27.34%	0.76%	26.58%
G1	28.18%	0.77%	27.41%
G2	28.88%	0.77%	28.11%
G3	29.67%	0.78%	28.89%
G4	29.96%	0.78%	29.18%
G5	30.99%	0.78%	30.21%

* Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows.

Five Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.41%	4.91%
A2	6.49%	0.42%	6.07%
A3	6.97%	0.42%	6.55%
A4	7.39%	0.42%	6.97%
A5	7.89%	0.42%	7.47%
B1	8.39%	0.43%	7.96%
B2	9.16%	0.43%	8.73%
B3	9.75%	0.43%	9.32%
B4	10.75%	0.44%	10.31%
B5	11.47%	0.44%	11.03%
C1	11.99%	0.44%	11.55%
C2	12.99%	0.45%	12.54%
C3	13.67%	0.45%	13.22%
C4	14.46%	0.45%	14.01%
C5	15.31%	0.46%	14.85%
D1	16.29%	0.46%	15.83%
D2	17.27%	0.46%	16.81%
D3	18.25%	0.47%	17.78%
D4	18.99%	0.47%	18.52%
D5	19.99%	0.48%	19.51%
E1	20.99%	0.48%	20.51%
E2	22.35%	0.49%	21.86%
E3	23.32%	0.49%	22.83%
E4	23.99%	0.50%	23.49%
E5	24.99%	0.50%	24.49%
F1	25.11%	0.50%	24.61%
F2	25.44%	0.50%	24.94%
F3	25.65%	0.51%	25.14%
F4	26.14%	0.51%	25.63%
F5	27.34%	0.51%	26.83%
G1	28.18%	0.52%	27.66%
G2	28.88%	0.52%	28.36%
G3	29.67%	0.53%	29.14%
G4	29.96%	0.53%	29.43%
G5	30.99%	0.53%	30.46%

* Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: April 20, 2016	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)